Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

SECOND QUARTER 2011 RESULTS

Second Quarter 2011 Highlights

•	Sales increased 8%

•	Earnings per share from continuing operations of $0.11

•	Earnings per share using a normalized effective tax rate of 30% increased 88% to $0.15

•	$93 million cash on hand at quarter-end

•	Guides to high end of earnings-per-share range

LINCOLNSHIRE, ILLINOIS, July 27, 2011 – ACCO Brands Corporation (NYSE: ABD), a world leader in branded office products, today reported its second quarter results for the period ended June 30, 2011.

“We are very pleased with the strength of our results,” said Robert J. Keller, chairman and chief executive officer. “Despite an uncertain economic environment, we grew our top and bottom lines, returned our European operations to profitability and significantly improved our cash position. We are confident that we are well-positioned to meet our financial targets for the year.”

Second Quarter Results

Net sales increased 8% to $330.2 million, compared to $305.2 million in the prior-year quarter. Foreign currency favorably impacted sales by 6% and pricing added 2%. Volume was flat. Second quarter income from continuing operations was $6.3 million, or $0.11 per diluted share, compared to income of $4.3 million, or $0.08 per diluted share, in the prior-year quarter. Using a normalized effective tax rate of 30% in both periods, adjusted income from continuing operations was $8.6 million, compared to $4.3 million in the prior-year period, and $0.15 per share compared to $0.08 per share in the prior-year period, an increase of 88%.

Reported second quarter operating income increased to $30.6 million, from $25.0 million in the prior-year quarter. EBITDA increased to $42.2 million, from EBITDA of $36.6 million in the prior year and included the benefit from foreign exchange translation of $3.7 million. The company reduced its debt by $11 million in the quarter and ended the quarter with $92.7 million of cash and no borrowings on its revolving credit facility.

During the quarter, the company sold its GBC - Fordigraph Pty Ltd subsidiary, based in Sydney, Australia, to The Neopost Group, based in Paris, France. The sale of GBC - Fordigraph had no impact on ACCO Australia or the company’s Pelikan Artline joint-venture, which are ACCO Brands’ two larger businesses servicing resale channels in Australia.

GBC - Fordigraph had revenues of approximately $46 million, operating income from continuing operations of approximately $5 million and earnings of approximately $4 million (or $0.07 per share), for the year ended December 31, 2010. The company has accounted for GBC - Fordigraph as a discontinued operation.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas second quarter net sales increased 3% to $175.7 million, from $169.9 million in the prior-year quarter. Volume increased modestly. Foreign currency translation and pricing each impacted sales favorably by nearly 2%.

ACCO Brands Americas second quarter operating income was $14.5 million, compared to $14.4 million in the prior-year quarter. Operating margin decreased to 8.3% from 8.5% as higher commodity costs and incentive compensation were only partly offset by pricing and manufacturing and distribution efficiencies.

ACCO Brands International

ACCO Brands International net sales increased 14% to $105.8 million, compared to $93.2 million in the prior-year quarter. Foreign currency translation impacted sales favorably by 15% and pricing added 3%. Volume decreased 4% principally due to reduced demand in the U.K., partly offset by gains in shredder placements.

ACCO Brands International reported operating income of $9.0 million, compared to $4.9 million in the prior-year quarter. Operating margin increased to 8.5% from 5.3% primarily due to freight and distribution efficiencies and lower selling, general and administrative expenses in Europe.

Computer Products Group

Computer Products net sales increased 16% to $48.7 million, compared to $42.1 million in the prior-year quarter. Volume increased 8% mainly due to new products. Foreign currency translation impacted sales favorably by 6% and pricing added 2%.

Computer Products operating income was $13.1 million, compared to $10.7 million in the prior-year quarter. Operating margin expanded to 26.9% from 25.4% due to the higher sales volume.

Six Month Results

Net sales increased 4% to $628.6 million, compared to $605.7 million in the prior-year period. Foreign currency translation contributed 4% to sales growth and pricing added 2%. Volume declined 2%. The company reported a loss from continuing operations of $2.7 million, or $(0.05) per diluted share, for the six months ended June 30, 2011, compared to a loss of $0.9 million, or $(0.02) per diluted share, in the prior-year period. Using a normalized effective tax rate of 30% in both periods, adjusted income from continuing operations was $5.4 million, or $0.09 per share, including $4.3 million of severance and related costs associated with the rationalization of the company’s European operations, compared to $5.2 million, or $0.09 per share in the prior-year period.

The company reported operating income of $43.9 million for the six months ended June 30, 2011, compared to $45.5 million in the prior-year period. EBITDA decreased 3% to $66.3 million, from $68.5 million in the prior year, and included the benefit from foreign exchange translation of $5.3 million.

Business Outlook

The company reiterates its full-year 2011 sales guidance calling for growth of 2-4% from continuing operations. The company revised its full-year earnings–per-share guidance for continuing operations to be at the high end of its previously stated 20-30% growth range, on a normalized 30% tax rate basis. (Earnings guidance for continuing operations adjusts for the impact of the GBC – Fordigraph divestiture completed in the second quarter.) The company expects free cash flow (after interest, taxes and capital expenditures) of $100-110 million, including gross proceeds from the sale of the GBC – Fordigraph business.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all unusual tax items. Adjusted supplemental EBITDA from continuing operations excludes other non-operating items, including other income/expense and stock-based compensation expense. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company’s securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, under Item 1A, “Risk Factors,” and in the company’s other SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended June 30,
	2011	2010	% Change
Net sales	$330.2	$305.2	8%
Cost of products sold	224.7	210.7	7%

Gross profit	105.5	94.5	12%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	73.6	68.6	7%
Amortization of intangibles	1.6	1.6	0%
Restructuring income	(0.3)	(0.7)	57%

Total operating costs and expenses	74.9	69.5	8%

Operating income	30.6	25.0	22%

Non-operating expense (income):
Interest expense	19.5	19.7	(1)%
Equity in earnings of joint ventures	(1.2)	(1.1)	(9)%
Other expense (income), net	—	0.2	(100)%

Income from continuing operations before income tax	12.3	6.2	98%
Income tax expense	6.0	1.9	216%

Income from continuing operations	6.3	4.3	47%
Income from discontinued operations, net of income taxes	37.4	0.6	NM

Net income	$43.7	$4.9	792%

Per share:
Basic earnings per share:
Income from continuing operations	$0.11	$0.08	38%
Income from discontinued operations	0.68	0.01	NM
Basic earnings per share	$0.79	$0.09	778%

Diluted earnings per share:
Income from continuing operations	$0.11	$0.08	38%
Income from discontinued operations	0.64	0.01	NM
Diluted earnings per share	$0.75	$0.09	733%

Weighted average number of shares outstanding:
Basic	55.2	54.8
Diluted	58.0	57.2

Reconciliation of Reported Consolidated Results to Adjusted Results

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
(in millions, except per share data)	Reported	Tax Adjustment (A)	Adjusted	Reported	Tax Adjustment (A)	Adjusted
Income from continuing operations before income tax	$12.3	$—	$12.3	$6.2	$—	$6.2
Income tax expense (benefit)	6.0	(2.3)	3.7	1.9	—	1.9

Income from continuing operations	$6.3	$2.3	$8.6	$4.3	$—	$4.3

Diluted earnings per share:
Income from continuing operations	$0.11		$0.15	$0.08		$0.08

Weighted average number of diluted shares outstanding	58.0		58.0	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended June 30,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	32.0%		31.0%
Advertising, selling, general and administrative	22.3%		22.5%
Operating income	9.3%		8.2%
Income from continuing operations before income tax	3.7%		2.0%
Net income	13.2%	13.9%	1.6%	1.6%
Income tax rate	48.8%	30.0%	30.6%	30.0%

(A)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2011	2010	% Change
Net income	$43.7	$4.9	NM
Discontinued operations	(37.4)	(0.6)	NM
Income taxes, impact of adjustments	2.3	—	NM

Adjusted income from continuing operations	8.6	4.3	100%
Interest expense, net	19.5	19.7	(1)%
Adjusted income tax expense	3.7	1.9	95%
Depreciation	6.8	7.3	(7)%
Amortization of intangibles (B)	1.6	1.6	(0)%
Other (income) expense, net	—	0.2	(100)%
Stock-based compensation expense	2.0	1.6	25%

Adjusted supplemental EBITDA from continuing operations	$42.2	$36.6	15%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	12.8%	12.0%

(B)	Amortization of intangibles for the three months ended June 30, 2010, excludes $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Six Months Ended June 30,
	2011	2010	% Change
Net sales	$628.6	$605.7	4%
Cost of products sold	433.9	420.2	3%

Gross profit	194.7	185.5	5%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	147.9	137.4	8%
Amortization of intangibles	3.3	3.4	(3)%
Restructuring income	(0.4)	(0.8)	50%

Total operating costs and expenses	150.8	140.0	8%

Operating income	43.9	45.5	(4)%

Non-operating expense (income):
Interest expense	38.7	39.2	(1)%
Equity in earnings of joint ventures	(2.4)	(2.3)	(4)%
Other expense (income), net	(0.2)	1.1	NM

Income from continuing operations before income tax	7.8	7.5	4%
Income tax expense	10.5	8.4	25%

Loss from continuing operations	(2.7)	(0.9)	NM
Income from discontinued operations, net of income taxes	38.3	1.1	NM

Net income	$35.6	$0.2	NM

Per share:
Basic earnings (loss) per share:
Loss from continuing operations	$(0.05)	$(0.02)	NM
Income from discontinued operations	0.69	0.02	NM
Basic earnings (loss) per share	$0.65	$—	NM

Diluted earnings (loss) per share:
Loss from continuing operations	$(0.05)	$(0.02)	NM
Income from discontinued operations	0.69	0.02	NM
Diluted earnings (loss) per share	$0.65	$—	NM

Weighted average number of shares outstanding:
Basic	55.1	54.7
Diluted	55.1	54.7

Reconciliation of Reported Consolidated Results to Adjusted Results

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
		Tax			Tax
		Adjustment			Adjustment
(in millions, except per share data)	Reported	(A)	Adjusted	Reported	(A)	Adjusted
Income from continuing operations before income tax	$7.8	$—	$7.8	$7.5	$—	$7.5
Income tax expense (benefit)	10.5	(8.1)	2.4	8.4	(6.1)	2.3

Income (loss) from continuing operations	$(2.7)	$8.1	$5.4	$(0.9)	$6.1	$5.2

Diluted earnings per share:
Income (loss) from continuing operations	$(0.05)		$0.09	$(0.02)		$0.09

Weighted average number of diluted shares outstanding	55.1		57.9	54.7		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Six Months Ended June 30,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.0%		30.6%
Advertising, selling, general and administrative	23.5%		22.7%
Operating income	7.0%		7.5%
Income from continuing operations before income tax	1.2%		1.2%
Net income	5.7%	7.0%	0.0%	1.0%
Income tax rate	NM	30.0%	NM	30.0%

(A)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Six Months Ended June 30,
	2011	2010	% Change
Net income	$35.6	$0.2	NM
Discontinued operations	(38.3)	(1.1)	NM
Income taxes, impact of adjustments	8.1	6.1	33%

Adjusted income from continuing operations	5.4	5.2	4%
Interest expense, net	38.7	39.2	(1)%
Adjusted income tax expense	2.4	2.3	4%
Depreciation (B)	13.9	14.9	(7)%
Amortization of intangibles (C)	3.3	3.4	(3)%
Other (income) expense, net	(0.2)	1.1	NM
Stock-based compensation expense	2.8	2.4	17%

Adjusted supplemental EBITDA from continuing operations	$66.3	$68.5	(3)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	10.5%	11.3%

(B)	Depreciation expense for the six months ended June 30, 2010, excludes $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.
(C)	Amortization of intangibles for the six months ended June 30, 2010, excludes $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2011			2010			Changes
	Net Sales	OI	OI Margin	Net Sales	OI	OI Margin	Net Sales $	Net Sales %	OI $	OI %	Margin Points
Q1:
ACCO Brands Americas	$152.2	$5.5	3.6%	$158.6	$8.3	5.2%	$(6.4)	(4)%	$(2.8)	(34)%	(160)
ACCO Brands International	104.9	4.1	3.9%	102.2	9.1	8.9%	2.7	3%	(5.0)	(55)%	(500)
Computer Products	41.3	9.3	22.5%	39.7	8.1	20.4%	1.6	4%	1.2	15%	210
Corporate	—	(5.6)		—	(5.0)		—		(0.6)

Total	$298.4	$13.3	4.5%	$300.5	$20.5	6.8%	$(2.1)	(1)%	$(7.2)	(35)%	(230)

Q2:
ACCO Brands Americas	$175.7	$14.5	8.3%	$169.9	$14.4	8.5%	$5.8	3%	$0.1	1%	(20)
ACCO Brands International	105.8	9.0	8.5%	93.2	4.9	5.3%	12.6	14%	4.1	84%	320
Computer Products	48.7	13.1	26.9%	42.1	10.7	25.4%	6.6	16%	2.4	22%	150
Corporate	—	(6.0)		—	(5.0)				(1.0)

Total	$330.2	$30.6	9.3%	$305.2	$25.0	8.2%	$25.0	8%	$5.6	22%	110

YTD:
ACCO Brands Americas	$327.9	$20.0	6.1%	$328.5	$22.7	6.9%	$(0.6)	(0)%	$(2.7)	(12)%	(80)
ACCO Brands International	210.7	13.1	6.2%	195.4	14.0	7.2%	15.3	8%	(0.9)	(6)%	(100)
Computer Products	90.0	22.4	24.9%	81.8	18.8	23.0%	8.2	10%	3.6	19%	190
Corporate	—	(11.6)		—	(10.0)				(1.6)

Total	$628.6	$43.9	7.0%	$605.7	$45.5	7.5%	$22.9	4%	$(1.6)	(4)%	(50)

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change - Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2011:
ACCO Brands Americas	(4.0%)	1.4%	(5.4%)	1.1%	(6.5%)
ACCO Brands International	2.6%	4.7%	(2.1%)	1.2%	(3.3%)
Computer Products	4.0%	1.3%	2.7%	1.8%	0.9%

Total	(0.7%)	2.5%	(3.2%)	1.2%	(4.4%)

Q2 2011:
ACCO Brands Americas	3.4%	1.5%	1.9%	1.5%	0.4%
ACCO Brands International	13.5%	14.6%	(1.1%)	3.3%	(4.4%)
Computer Products	15.7%	5.8%	9.9%	1.7%	8.2%

Total	8.2%	6.1%	2.1%	2.1%	0.0%

2011 YTD:
ACCO Brands Americas	(0.2%)	1.5%	(1.7%)	1.3%	(3.0%)
ACCO Brands International	7.8%	9.4%	(1.6%)	2.2%	(3.8%)
Computer Products	10.0%	3.6%	6.4%	1.7%	4.7%

Total	3.8%	4.3%	(0.5%)	1.7%	(2.2%)

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	June 30, 2011	December 31, 2010
Current debt obligations, including current portion of long-term debt	$0.5	$0.2
Long-term debt obligations	716.8	727.4

Total outstanding debt	717.3	727.6
Less: cash and cash equivalents	92.7	83.2

Net debt	$624.6	$644.4

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended June 30, 2011	Twelve Months Ended June 30, 2010
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$156.2	$154.8
Net debt	$624.6	$691.6
Gross debt	$717.3	$726.1

Total Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.0	4.5

Senior-Secured Leverage (senior-secured debt ($457.0 million as of June 30, 2011 and $454.8 million as of June 30, 2010) divided by TTM adjusted supplemental EBITDA from Continuing Operations)	2.9	2.9

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	As of and for the Twelve Months Ended June 30, 2011	As of and for the Twelve Months Ended June 30, 2010
Current assets, excluding cash and cash equivalents (B)	$531.4	$489.3
Current liabilities, excluding current debt obligations (C)	284.3	280.7

Net working capital	$247.1	$208.6

Trailing twelve months (TTM) net sales (A)	$1,307.5	$1,259.4

Working capital ratio (net working capital divided by TTM net sales) (A)	18.9%	16.6%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	Trailing Twelve Months
Net sales	$319.4	$359.5	$298.4	$330.2	$1,307.5

Net income (loss)	$5.4	$6.8	$(8.1)	$43.7	$47.8
Discontinued operations	(1.0)	(2.5)	(0.9)	(37.4)	(41.8)
Income taxes, impact of adjustments	4.3	8.7	5.8	2.3	21.1

Adjusted income (loss) from continuing operations	8.7	13.0	(3.2)	8.6	27.1

Interest expense, net	19.7	19.4	19.2	19.5	77.8
Adjusted income tax expense (benefit)	3.8	5.5	(1.3)	3.7	11.7
Depreciation expense	7.5	7.1	7.1	6.8	28.5
Amortization of intangibles	1.7	1.6	1.7	1.6	6.6
Other (income) expense, net	0.1	—	(0.2)	—	(0.1)
Stock-based compensation expense	0.1	1.7	0.8	2.0	4.6

Adjusted supplemental EBITDA from continuing operations	$41.6	$48.3	$24.1	$42.2	$156.2

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$92.7	$83.2
Accounts receivable, net	269.4	274.8
Inventories	221.6	205.9
Deferred income taxes	8.8	9.1
Other current assets	31.6	24.0
Assets of discontinued operations	—	23.7

Total current assets	624.1	620.7

Total property, plant and equipment	487.9	474.1
Less accumulated depreciation	(328.7)	(310.9)

Property, plant and equipment, net	159.2	163.2
Deferred income taxes	11.0	10.6
Goodwill	139.8	136.9
Identifiable intangibles, net	135.1	137.0
Other assets	66.6	71.8
Assets of discontinued operations	—	9.4

Total assets	$1,135.8	$1,149.6

Liabilities and Stockholders’ Deficit
Current liabilities:
Notes payable to banks	$0.3	$—
Current portion of long-term debt	0.2	0.2
Accounts payable	106.0	110.3
Accrued compensation	19.7	23.9
Accrued customer program liabilities	61.0	72.8
Accrued interest	21.7	22.0
Other current liabilities	72.5	84.1
Liabilities of discontinued operations	3.4	14.6

Total current liabilities	284.8	327.9

Long-term debt	716.8	727.4
Deferred income taxes	84.0	81.2
Pension and post retirement benefit obligations	64.9	74.9
Other non-current liabilities	13.6	12.7
Liabilities of discontinued operations	—	5.3

Total liabilities	1,164.1	1,229.4

Stockholders’ deficit:
Common stock	0.6	0.6
Treasury stock	(1.7)	(1.5)
Paid-in capital	1,404.0	1,401.1
Accumulated other comprehensive loss	(72.9)	(86.1)
Accumulated deficit	(1,358.3)	(1,393.9)

Total stockholders’ deficit	(28.3)	(79.8)

Total liabilities and stockholders’ deficit	$1,135.8	$1,149.6

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2011	2010
Operating activities
Net income	$35.6	$0.2
Asset impairment and other non-cash charges	—	0.4
(Gain) loss on sale of assets	(40.8)	0.1
Depreciation	13.9	15.0
Amortization of debt issuance costs and bond discount	3.3	3.2
Amortization of intangibles	3.3	3.5
Stock-based compensation	2.8	2.4
Changes in balance sheet items:
Accounts receivable	15.7	10.4
Inventories	(10.2)	(16.1)
Other assets	(5.6)	(9.6)
Accounts payable	(7.7)	13.8
Accrued expenses and other liabilities	(42.2)	(24.9)
Accrued income taxes	0.6	3.3
Equity in earnings of joint ventures, net of dividends received	2.4	2.0

Net cash provided (used) by operating activities	(28.9)	3.7
Investing activities
Additions to property, plant and equipment	(7.1)	(4.9)
Assets acquired	(1.4)	(0.8)
Proceeds (payments) from the sale of discontinued operations	54.6	(3.7)
Proceeds from the disposition of assets	0.2	0.3
Other	0.6	—

Net cash provided (used) by investing activities	46.9	(9.1)
Financing activities
Repayments of long-term debt	(11.0)	(0.1)
Borrowings (repayments) of short term debt, net	0.3	(0.1)
Cost of debt issuance	—	(0.7)
Other	(0.2)	(0.1)

Net cash used by financing activities	(10.9)	(1.0)
Effect of foreign exchange rate changes on cash	2.4	(2.7)

Net increase (decrease) in cash and cash equivalents	9.5	(9.1)
Cash and cash equivalents
Beginning of period	83.2	43.6

End of period	$92.7	$34.5